Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of John Hancock Funds II:

In planning and performing our audit of the financial statements of the funds set forth in the attached Schedule of Funds (the “Funds”), each a series of John Hancock Funds II, as of and for the year ended August 31, 2017, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds’ internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds’ internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds’ annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds’ internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds’ internal control over financial reporting and their operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of August 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of John Hancock Funds II and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 23, 2017

Schedule of Funds

Fund Name:	Formerly known as:
John Hancock Blue Chip Growth Fund
John Hancock Emerging Markets Fund
John Hancock Equity Income Fund
John Hancock Strategic Income Opportunities Fund
John Hancock Natural Resources Fund
John Hancock Global Equity Fund
John Hancock Redwood Fund
John Hancock Small Cap Value Fund
John Hancock U.S. Growth Fund	John Hancock U.S. Equity Fund
John Hancock New Opportunities Fund
John Hancock Emerging Markets Debt Fund
John Hancock International Small Company Fund
John Hancock Alternative Asset Allocation Fund
John Hancock Income Allocation Fund
John Hancock Multi-Index 2010 Lifetime Portfolio	John Hancock Retirement Living through II 2010 Portfolio
John Hancock Multi-Index 2015 Lifetime Portfolio	John Hancock Retirement Living through II 2015 Portfolio
John Hancock Multi-Index 2020 Lifetime Portfolio	John Hancock Retirement Living through II 2020 Portfolio
John Hancock Multi-Index 2025 Lifetime Portfolio	John Hancock Retirement Living through II 2025 Portfolio
John Hancock Multi-Index 2030 Lifetime Portfolio	John Hancock Retirement Living through II 2030 Portfolio
John Hancock Multi-Index 2035 Lifetime Portfolio	John Hancock Retirement Living through II 2035 Portfolio
John Hancock Multi-Index 2040 Lifetime Portfolio	John Hancock Retirement Living through II 2040 Portfolio
John Hancock Multi-Index 2045 Lifetime Portfolio	John Hancock Retirement Living through II 2045 Portfolio
John Hancock Multi-Index 2050 Lifetime Portfolio	John Hancock Retirement Living through II 2050 Portfolio
John Hancock Multi-Index 2055 Lifetime Portfolio	John Hancock Retirement Living through II 2055 Portfolio
John Hancock Multi-Index 2060 Lifetime Portfolio	John Hancock Retirement Living through II 2060 Portfolio
John Hancock Multimanager 2010 Lifetime Portfolio	John Hancock Retirement Living through 2010 Portfolio
John Hancock Multimanager 2015 Lifetime Portfolio	John Hancock Retirement Living through 2015 Portfolio
John Hancock Multimanager 2020 Lifetime Portfolio	John Hancock Retirement Living through 2020 Portfolio
John Hancock Multimanager 2025 Lifetime Portfolio	John Hancock Retirement Living through 2025 Portfolio
John Hancock Multimanager 2030 Lifetime Portfolio	John Hancock Retirement Living through 2030 Portfolio
John Hancock Multimanager 2035 Lifetime Portfolio	John Hancock Retirement Living through 2035 Portfolio
John Hancock Multimanager 2040 Lifetime Portfolio	John Hancock Retirement Living through 2040 Portfolio
John Hancock Multimanager 2045 Lifetime Portfolio	John Hancock Retirement Living through 2045 Portfolio
John Hancock Multimanager 2050 Lifetime Portfolio	John Hancock Retirement Living through 2050 Portfolio
John Hancock Multimanager 2055 Lifetime Portfolio	John Hancock Retirement Living through 2055 Portfolio
John Hancock Multimanager 2060 Lifetime Portfolio	John Hancock Retirement Living through 2060 Portfolio
John Hancock Multi-Index Income Preservation Portfolio	John Hancock Retirement Choices Income Portfolio
John Hancock Multi-Index 2020 Preservation Portfolio	John Hancock Retirement Choices at 2020 Portfolio
John Hancock Multi-Index 2025 Preservation Portfolio	John Hancock Retirement Choices at 2025 Portfolio
John Hancock Multi-Index 2030 Preservation Portfolio	John Hancock Retirement Choices at 2030 Portfolio
John Hancock Multi-Index 2035 Preservation Portfolio	John Hancock Retirement Choices at 2035 Portfolio
John Hancock Multi-Index 2040 Preservation Portfolio	John Hancock Retirement Choices at 2040 Portfolio
John Hancock Multi-Index 2045 Preservation Portfolio	John Hancock Retirement Choices at 2045 Portfolio
John Hancock Multi-Index 2050 Preservation Portfolio	John Hancock Retirement Choices at 2050 Portfolio
John Hancock Multi-Index 2055 Preservation Portfolio	John Hancock Retirement Choices at 2055 Portfolio
John Hancock Multi-Index 2060 Preservation Portfolio	John Hancock Retirement Choices at 2060 Portfolio

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